DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C22631-1998
Document Number:
20060086979-67

Date Filed:
2/13/2006 11:15:15 AM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
   The Cyber Group Network Corporation

2. The articles have been amended as follows (provide article numbers, if available):

   ARTICLE 1 is hereby deleted in its entirety and the following ARTICLE 1 is substituted in lieu thereof

   "The name of the company shall be Skystar Bio-Pharmaceutical Company."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 85.9%

4. Effective date of filing (optional): 2/15/06
   (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): Weibing Lu Chief Executive officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C22631-1998
Document Number:
20060086967-24

Date Filed:
2/13/2006 11:15:15 AM
In the office of

Dean Heller
Secretary of State

Certificate of Change Pursuant to NRS 78.209

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:
The Cyber Group Network Corporation

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
550,000,000 shares of capital stock of which 500,000,000 shares are common stock, $0.001 par value and 50,000,000 shares are preferred stock, $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
100,000,000 shares of capital stock of which 50,000,000 shares shall be common stock, $0.001 par value and 50,000,000 shares shall be preferred stock, $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
1 for 397. Each 397 issued and outstanding shares of common stock, $0.001 par value, is converted into one (1) share of common stock, par value $0.001

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby.
Fractional shares will be rounded up to the nearest whole share. The percentage of outstanding shares that will be affected thereby is less than 1%

7. Effective date of filing (optional): 2/15/06
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: Weibing Lu (Signature) — Chief Executive Officer (Title)

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.